Exhibit Index



Exhibit No.                Exhibit

5 (c)    Form of Sub-Advisory Agreement between Conning Asset Management Company
10 (a)(b)         Opinion and Consent of Counsel



Exhibit 5(c)


SUB-ADVISORY AGREEMENT
BETWEEN
SAGE ADVISORS, INC.
AND
CONNING ASSET MANAGEMENT COMPANY

                         This Agreement is made as of [the effective date of the
                    Fund's registration statement] between Sage Advisors, Inc. (the Manager) and Conning Asset Management Company, a Missouri corporation (the Sub-Adviser).

                         WHEREAS,  Sage Life Investment  Trust (the  Investment
                    Company) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act) consisting of series, each having its own investment objective and policies; and

                         WHEREAS,  the Manager is a Delaware  corporation and is
                    in the business of providing, among other things, investment services, including investment management services to the Investment Company pursuant to a Management Agreement by and between the Investment Company and the Manager effective [ ], 1998 (the Management Agreement); and

                         WHEREAS,   the   Sub-Adviser  is  in  the  business  of
                    providing, among other things, investment advisory services; and

                         WHEREAS, as permitted by the Management Agreement,  the
                    Manager desires to retain the Sub-Adviser to render sub-investment advisory services to the Investment Company with respect to the series set forth on Schedule A, as amended from time to time (each a Fund and together the Funds), and the Sub-Adviser is willing to render such services and pay all expenses incurred in connection with rendering such services;

                         NOW   THEREFORE,   in   consideration   of  the  mutual
                    agreements contained herein, the Manager and the Sub-Adviser agree as follows:

1.       APPOINTMENT OF SUB-ADVISER

                         (a) Initial  Funds:  the Manager  hereby  appoints  the
                    Sub-Adviser to act as investment Sub-Adviser to the Funds for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.



                                                      - 81 -

                         (b) Additional  Funds: In the event that the Investment
                    Company establishes one or more Funds, other than the initial Funds (Additional Funds), with respect to which the Manager desires to retain the Sub-Adviser to render sub-investment advisory services hereunder, the Manager shall so notify the Sub-Adviser in writing, indicating the advisory fee to be payable with respect to the additional Fund. If the Sub-Adviser is willing to render such services, it shall so notify the Manager in writing, whereupon such Fund shall become a Fund under this Agreement. In such event, a writing signed by both the Manager and the Sub-Adviser shall evidence an amendment to Schedule A as a part hereof indicating that such additional Fund has become a Fund hereunder and reflecting the agreed-upon fee schedule for such Fund.

                         2. REPRESENTATIONS AND WARRANTIES.  As of the effective
                    date of this Agreement, the Sub-Adviser is and shall remain registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the Advisers Act), unless exempt from registration thereunder.

                         3. SUB-ADVISORY  DUTIES.  Subject to the supervision of
                    the Board of Trustees of the Investment Company (the Board) and of the Manager, the Sub-Adviser shall provide the Investment Company with such investment research, advice and supervision as the Investment Company may from time to time consider necessary for the proper management of the assets of each Fund, shall furnish continuously an investment program for each Fund, shall determine from time to time which securities or other investments shall be purchased, sold or exchanged and what portions of each Fund shall be held in the various securities or other investments or cash, and shall take such steps as are necessary to implement an overall investment plan for each Fund, including providing or obtaining such services as may be necessary in managing, acquiring or disposing of securities, cash or other investments.

                         The  Manager  has   furnished   or  will   furnish  the
                    Sub-Adviser with copies of the Investment Company's registration statement, Declaration of Trust, and Bylaws as currently in effect and agrees during the continuance of this Agreement to furnish the Sub-Adviser with copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. The Sub-Adviser will be entitled to rely on all documents furnished by the Manager.

                         The   Sub-Adviser   represents   that   in   performing
                    sub-investment advisory services for each Fund, the Sub-Adviser shall make every effort to ensure that: (1) each Fund shall comply with Section 817(h) of the Internal Revenue Code of 1986, as amended (the Code) and the regulations issued thereunder, specifically Regulation
                    Section 1.817-5, relating to the diversification requirements for variable annuity, endowment, and life insurance contracts, and any amendments or other modifications to such Section or regulations; (2) each Fund continuously qualifies as a regulated investment company under Subchapter M of the Code or any successor provision; and (3) any and all applicable state insurance law restrictions on investments that operate to limit or restrict the investments that a Fund may otherwise make are complied with as well as any changes thereto. Except as instructed by the Board, the Sub-Adviser shall also make decisions for the Investment Company as to the manner in which voting rights, rights to consent to corporate action, and any other rights pertaining to the Investment Company's securities shall be exercised. If the Board at any time makes any determination as to investment policy and notifies the Sub-Adviser of such determination, the Sub-Adviser shall be bound by such determination for the period, if any, specified in the notice or until similarly notified that such determination has been revoked.


                         The Sub-Adviser further represents and warrants that it
                    has taken all necessary steps to ensure that it has fully addressed all Year 2000 transition issues, and that none of the Manager nor its affiliates, the Investment Company, nor owners of variable contracts funded by the Funds, will experience any material negative effect from the Sub-Adviser's Year 2000 transition.

                         As part of carrying out its  obligations  to manage the
                    investment and reinvestment of the assets of each Fund consistent with the requirements under the 1940 Act, the Sub-Adviser shall:

                         (a) Perform  research and obtain and analyze  pertinent
                    economic, statistical, and financial data relevant to the investment policies of each Fund as set forth in the Investment Company's registration statement;

                         (b) Consult  with the Manager and the Board and furnish
                    to the Board  recommendations  with  respect  to an  overall investment strategy for each Fund for approval, modification, or rejection by the Board;

                         (c)  Seek  out  and   implement   specific   investment
                    opportunities, consistent with any investment strategies approved by the Manager and Board;

                         (d) Take such steps as are  necessary to implement  any
                    overall investment strategies approved by the Manager and the Board for each Fund, including making and carrying out day-to-day decisions to acquire or dispose of permissible investments, managing investments and any other property of the Fund, and providing or obtaining such services as may be necessary in managing, acquiring or disposing of investments;

                         (e) Regularly  report to the Manager and the Board with
                    respect to the implementation of any approved overall investment strategy and any other activities in connection with management of the assets of each Fund including furnishing, within 60 days after the end of each calendar quarter, a statement of investment performance for the period since the last report and a schedule of investments and other assets of each Fund as of the end of the quarter;

                         (f) Maintain all required accounts, records, memoranda,
                    instructions or authorizations relating to the acquisition or disposition of investments for each Fund and the Investment Company and provide copies of such documents to the Manager upon request;

                         (g) Furnish any personnel,  office space, equipment and
                    other facilities necessary for the operation of each Fund as contemplated in this Agreement;


                         (h) Provide upon request accounting or other data concerning the Investment Company's investment activities to the Investment Company or its custodian or administrator, to assist the Investment Company in preparing and filing all periodic financial reports or other documents required to be filed with the Securities and Exchange Commission and any other regulatory entity; and

                         (i) Provide  information  upon request from a custodian
                    and/or administrator to assist in calculating, each business day, the net asset value of the shares of each Fund in accordance with applicable law.

                         4. EXECUTION AND ALLOCATION OF PORTFOLIO BROKERAGE. The
                    Sub-Adviser shall take, on behalf of each Fund, all actions which it deems necessary to implement the investment policies of such Fund, and in particular, to place all orders for the purchase or sale of portfolio investments for the account of each Fund with brokers, dealers, futures commission merchants or banks selected by the Sub-Adviser. The Sub-Adviser also is authorized as the agent of the Investment Company to give instructions to any other party serving as custodian of the Investment Company as to deliveries of securities and payments of cash for the account of each Fund. In selecting brokers or dealers and placing purchase and sale orders with respect to assets of the Funds, the Sub-Adviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the current registration statement. Subject to this requirement and the provisions of the 1940 Act, the Advisers Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Sub-Adviser may select brokers or dealers that are affiliated with the Sub-Adviser or the Investment Company.

                         In addition to seeking  the best  execution  and price,
                    the Sub-Adviser may also take into consideration brokerage, research and statistical information, wire, quotation and other services provided by brokers and dealers to the Sub-Adviser. The Sub-Adviser is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage, research and other services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to each Fund. The policies with respect to brokerage allocation, determined from time to time by the Board are those disclosed in the currently effective registration statement. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. The Sub-Adviser will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Sub-Adviser in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations including using such information in managing its own accounts.


                         5. ACTIVITIES OF THE  SUB-ADVISER.  The services of the
                    Sub-Adviser are not deemed to be exclusive, and the Sub-Adviser is free to render services to others, so long as the Sub-Adviser's services under this Agreement are not impaired. It is understood that trustees, officers, employees and shareholders of the Investment Company are or may become interested persons of the Sub-Adviser, as directors, officers, employees and shareholders or otherwise, and that directors, officers, employees and shareholders of the Sub-Adviser are or may become similarly interested persons of the Investment Company, and that the Sub-Adviser may become interested in the Investment Company as a shareholder or otherwise.

                         It  is  agreed  that  the   Sub-Adviser   may  use  any
                    supplemental investment research obtained for the benefit of the Investment Company in providing investment advice to its other investment advisory accounts. The Sub-Adviser or its affiliates may use such information in managing their own accounts. Conversely, such supplemental information obtained by the placement of business for the Sub-Adviser or other entities advised by the Sub-Adviser will be considered by and may be useful to the Sub-Adviser in carrying out its obligations to the Investment Company.

                         Securities or other  investments  held by a Fund of the
                    Investment Company may also be held by separate investment accounts or other mutual funds for which the Sub-Adviser may act as an investment adviser or by the Sub-Adviser or its affiliates. Because of different investment objectives or other factors, a particular security may be bought by the Sub-Adviser or its affiliates for one or more clients when one or more clients are selling the same security. If purchases or sales of securities for a Fund or other entities for which the Sub-Adviser or its affiliates act as investment adviser or for their advisory clients arise for consideration at or about the same time, the Investment Company agrees that the Sub-Adviser may make transactions in such securities, insofar as feasible, for the respective entities and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Sub-Adviser during the same period may increase the demand for securities being purchased or the supply of securities being sold, the Investment Company recognizes that there may be an adverse effect on price.

                         It is agreed that,  on occasions  when the  Sub-Adviser
                    deems the purchase or sale of a security to be in the best interest of a Fund as well as other accounts or companies, it may, to the extent permitted by applicable laws or regulations, but will not be obligated to, aggregate the securities to be sold or purchased for other accounts or companies in order to obtain favorable execution and lower brokerage commissions or prices. In that event, allocation of the securities purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in accordance with any written procedures maintained by the Sub-Adviser or, if there are no such written procedures, in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Investment Company and to such other accounts or companies. The Investment Company recognizes that in some cases this procedure may adversely affect the size of the position obtainable for a Fund.

                         6. BOOKS AND RECORDS. The Sub-Adviser hereby undertakes
                    and agrees to maintain, in the form and for the period required by Rule 31a-2 and Rule 2a-7 under the 1940 Act, all records relating to the Investment Company's investments that are required to be maintained by the Investment Company pursuant to the requirements of Rule 31a-1 and Rule 2a-7 of the 1940 Act.


                         The Sub-Adviser agrees that all books and records which
                    it maintains for the Investment Company are the property of the Investment Company and further agrees to surrender promptly to the Investment Company any such books, records or information upon the Investment Company's request. All such books and records shall be made available, within five business days of a written request, to the Investment Company's accountants or auditors during regular business hours at the Sub-Adviser's offices. The Investment Company or its authorized representative shall have the right to copy any records in the possession of the Sub-Adviser that pertain to the Investment Company. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to the Investment Company free from any claim or assertion of rights by the Sub-Adviser.

                         The  Sub-Adviser   further  agrees  that  it  will  not
                    disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement and that it will keep confidential any information obtained pursuant to this Agreement and disclose such information only if the Investment Company or Manager have authorized such disclosure, or if such disclosure is required by federal or state regulatory authorities.

                         7. REPORTS TO SUB-ADVISER. The Manager agrees to furnish the Sub-Adviser at its principal office all Fund prospectuses, proxy statements, reports to stockholders, sales literature or other material prepared for distribution to shareholders of the Investment Company or the public, which refer in any way to the Sub-Adviser, five (5) days, or as reasonably practicable, prior to use thereof and not to use such material if the Sub-Adviser should object thereto in writing within five (5) days after receipt of such material; provided, however, that the Sub-Adviser hereby approves all uses of its name which merely refer in accurate terms to its appointment as investment Sub-Adviser hereunder, which merely identifies the Investment Company, or which are required by the Commission or a state securities commission. In the event of termination of this Agreement, the Manager shall, on written request of the Sub-Adviser, forthwith delete any references to the Sub-Adviser from any materials described in the preceding sentence. The Manager shall furnish or otherwise make available to the Sub-Adviser such other information relating to the business affairs of the Investment Company as the Sub-Adviser at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

                         8. PROXIES. Unless the Manager or the Investment Company gives written instructions to the contrary, the Sub-Adviser shall vote or not vote all proxies solicited by or with respect to the issuers of securities in which assets of any Fund may be invested. The Sub-Adviser shall use its best good faith judgment to vote or not vote such proxies in a manner which best serves the interests of the affected Fund's shareholders.

                         9. EXPENSES. During the term of this Agreement, the Sub-Adviser shall pay all of its own expenses incurred by it in connection with its activities under this Agreement and the Manager or the Funds of the Investment Company shall bear all expenses that are incurred in the Investment Company's operations not specifically assumed by the Sub-Adviser.

                         Agreement,  the  Manager  shall pay to the  Sub-Adviser
                    such compensation as is designated in Schedule A to this Agreement, so long as the Sub-Adviser has not waived all or a portion of such compensation.

                         11. DURATION, AMENDMENT AND TERMINATION. This Agreement
                    shall become effective with respect to each Fund on the date first above written. With respect to any Additional Funds, provided the provisions of Section 1, Paragraph (b) have been complied with, this Agreement will become effective on the date on which the Agreement is approved in accordance with Section 15 of the 1940 Act. This Agreement, unless sooner terminated as provided herein, shall continue for each Fund for two (2) years following the effective date of this Agreement with respect to that Fund, if approved in accordance with Section 15 of the 1940 Act, and thereafter shall continue automatically for periods of one (1) year so long as such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Investment Company who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting such approval, and (b) by the Board of Trustees of the Investment Company or by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act).

                         This  Agreement  may be  amended  as to a  Fund  by the
                    parties only if such amendment is  specifically  approved by
                    (a) the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), and (b) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, each as required by the 1940 Act.

                         This  Agreement may be  terminated by the Manager,  the
                    Sub-Adviser, or the Investment Company on behalf of a Fund, at any time on sixty (60) days' written notice, without the payment of any penalty. Termination by the Investment
                    Company on behalf of a Fund may be effected by vote of a majority of those members of the Board of Trustees who are not interested persons (as defined in the 1940 Act) of the Manager or the Investment Company, or by the vote of either the majority of the entire Board of Trustees of the Investment Company, or by vote of a majority of the outstanding voting securities of a Fund with respect to which the Agreement is being terminated. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

                         12. CHOICE OF LAW. This Agreement shall be construed in
                    accordance with the laws of the State of Delaware (without regard for conflict of law provisions) and any applicable federal law.

13.      LIMITATION OF LIABILITY.

                         a) In performing its services under this Agreement, the
                    Sub-Adviser agrees that it is a fiduciary of the Investment Company and that it will perform its duties and responsibilities with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The Sub-Adviser shall not be liable for any loss, liability, or damage incurred by the Investment Company or the Manager as a result of any investment decision, recommendation, or other action taken or omitted in what the Sub-Adviser, in good faith, believes to be the proper performance of its duties under this Agreement, except that the Sub-Adviser shall be liable and indemnify the Investment Company and/or the Manager to the extent that such loss, liability, or damage results from (i) a failure of the Sub-Adviser to satisfy its standard of care set forth above; (ii) the negligence or bad faith of the Sub-Adviser or the reckless disregard by the Sub-Adviser of its obligations and duties under this Agreement; or (iii) a breach of the Sub-Adviser's fiduciary duty to the Investment Company with respect to receipt of compensation as specified in Section 36(b) of the 1940 Act. Notwithstanding the foregoing, the Sub-Adviser shall not be liable for any liability, loss or damage resulting from any investment made by the Sub-Adviser consistent with its standard of care set forth above or the reliance by the Sub-Adviser on information provided by the Manager or the Investment Company.

                         b) In the event the Manager or the  Investment  Company
                    seeks indemnification for a claim alleged by a person who is not a party to this Agreement (a third party claim), the Manager or the Investment Company, as applicable, shall, as a condition to receiving any indemnification pursuant to Subparagraph (a), above, give prompt written notice of such third party claim to the Sub-Adviser. The Sub-Adviser shall have the right to elect to investigate and/or defend such third party claim and, if such election is made, the Company shall have the right, at its own expense, to participate in the defense of such third party claim through counsel of its own choosing. The Sub-Adviser shall not settle any such claims unless it obtains by a general release in favor of the Manager or the Investment Company, as applicable, or such settlement is consented to by the Manager or the Investment Company, as applicable. The Sub-Adviser shall not be required to indemnify the Manager or the Investment Company with respect to any settlement of a third party claim that the Sub-Adviser has not approved in writing in advance.

                         c) It is  expressly  acknowledged  and agreed  that the
                    obligations of the Investment Company shall not be binding upon any of the shareholders, trustees, officers, employees or agents of the Investment Company, personally, but shall bind only the trust property of the Investment Company, as provided in its Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Investment Company and such authorization by such Trustees shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally.


                         dc) Nothing herein shall affect any rights or obligations of the parties under the Advisers Act or constitute a restriction or waiver of any rights under applicable federal or state securities laws.

IN WITNESS WHEREOF, the due execution hereof as of the date first above written.

SAGE ADVISORS, INC.


Attest:
By:
Name:                                                         Name:
Title:                                                        Title:


CONNING ASSET MANAGEMENT COMPANY



Attest:
By:
Name:                                                         Name:
Title:                                                        Title:

       SCHEDULE A

Funds Subject to this Agreement

Money Market Fund


                         As consideration for the Sub-Adviser's  services to the
                    above Fund, the Sub-Adviser shall receive from the Fund an annual advisory fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable quarterly in arrears on the first business day of each quarter, of the following percentages of the Fund's average daily net assets during the month:

Money Market Fund

0.15% of the first $100,000,000
0.10% of the next $200,000,000
0.075% thereafter


                         For  the  purpose  of  accruing  compensation,  the net
                    assets of the Fund shall be determined in the manner and on the dates set forth in the Declaration of Trust or the current registration statement of the Trust and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined.




Exhibit 10(a)

CONSENT OF SUTHERLAND ASBILL & BRENNAN


                         We  consent  to the  reference  to our firm  under  the
                    heading "Counsel and Independent Accountants" in the Statement of Additional Informational included in Pre-Effective No. 3 to the Registration Statement on Form N-1A for Sage Life Investment Trust (File No. 333-45293). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


SUTHERLAND ASBILL & BRENNAN


By:      /s/Kimberly J. Smith
         Kimberly J. Smith

Washington, D.C.
January 28, 1999



Exhibit 10(b)



January 28, 1999

Board of Trustees
Sage Life Investment Trust
300 Atlantic Street, Suite 302
Stamford, CT   06901

         Re: Sage Life Investment Trust


Ladies and Gentlemen:

                         We have acted as counsel to Sage Life Investment Trust,
                    a Delaware business trust (the "Trust"), in connection with Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on January 29, 1999 (the "Pre-Effective Amendment"), and relating to the issuance by the Trust of an indefinite number of shares of beneficial interest (the "Shares") of one series of the Trust, the EAFE Equity Index Fund (the "Fund").

                         In connection  with this  opinion,  we have assumed the
                    authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

                         (a) the Trust's Trust  Instrument dated January 9, 1998
                    (the "Trust Instrument"), the Trust's Certificate of Trust (the "Certificate of Trust") as filed with the Secretary of State of Delaware and the certificate of good standing of the Trust issued by the Secretary of State of Delaware on January 22, 1998;

                         (b) resolutions of the Trustees of the Trust adopted at
                    a meeting on July 15, 1998, authorizing the establishment of the Fund and the issuance of the Shares; and

         (c)      the Pre-Effective Amendment.

                         Our opinion  below is limited to the federal law of the
                    United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Code Annotated. We have not undertaken a review of other Delaware law or of any administrative decisions or other court decisions in connection with rendering this opinion.

                         Based  on the  foregoing  and our  examination  of such
                    questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Pre-Effective Amendment and in accordance with the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, and
                    (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

                         This opinion is rendered to you in connection  with the
                    Pre-Effective Amendment. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof.

                         We hereby  consent to (i) the  reference to our firm as
                    Legal Counsel in the Prospectus included in the Pre-Effective Amendment, and (ii) the filing of this opinion as an exhibit to the Pre-Effective Amendment.

                  Very truly yours,

         First Data Investor Services Group, Inc.



         By:      /s/Julie A. Tedesco
                  Julie A. Tedesco





January 28, 1999

Board of Trustees
Sage Life Investment Trust
300 Atlantic Street, Suite 302
Stamford, CT   06901

         Re: Sage Life Investment Trust


Ladies and Gentlemen:

                         We have acted as counsel to Sage Life Investment Trust,
                    a Delaware business trust (the "Trust"), in connection with Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on January 29, 1999 (the "Pre-Effective Amendment"), and relating to the issuance by the Trust of an indefinite number of shares of beneficial interest (the "Shares") of one series of the Trust, the S&P 500 Equity Index Fund (the "Fund").

                         In connection  with this  opinion,  we have assumed the
                    authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

                         (a) the Trust's Trust  Instrument dated January 9, 1998
                    (the "Trust Instrument"), the Trust's Certificate of Trust (the "Certificate of Trust") as filed with the Secretary of State of Delaware and the certificate of good standing of the Trust issued by the Secretary of State of Delaware on January 22, 1998;

                         (b) resolutions of the Trustees of the Trust adopted at
                    a meeting on July 15, 1998, authorizing the establishment of the Fund and the issuance of the Shares; and

         (c)      the Pre-Effective Amendment.

                         Our opinion  below is limited to the federal law of the
                    United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Code Annotated. We have not undertaken a review of other Delaware law or of any administrative decisions or other court decisions in connection with rendering this opinion.

                         Based  on the  foregoing  and our  examination  of such
                    questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Pre-Effective Amendment and in accordance with the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, and
                    (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

                         This opinion is rendered to you in connection  with the
                    Pre-Effective Amendment. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof.

                         We hereby  consent to (i) the  reference to our firm as
                    Legal Counsel in the Prospectus included in the Pre-Effective Amendment, and (ii) the filing of this opinion as an exhibit to the Pre-Effective Amendment.

                  Very truly yours,

         First Data Investor Services Group, Inc.



         By:      /s/Julie A. Tedesco
                  Julie A. Tedesco



January 28, 1999

Board of Trustees
Sage Life Investment Trust
300 Atlantic Street, Suite 302
Stamford, CT   06901

         Re: Sage Life Investment Trust


Ladies and Gentlemen:

                         We have acted as counsel to Sage Life Investment Trust,
                    a Delaware business trust (the "Trust"), in connection with Pre-Effective Amendment No. 3 to the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on January 29, 1999 (the "Pre-Effective Amendment"), and relating to the issuance by the Trust of an indefinite number of shares of beneficial interest (the "Shares") of one series of the Trust, the Money Market Fund (the "Fund").

                         In connection  with this  opinion,  we have assumed the
                    authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

                         (a) the Trust's Trust  Instrument dated January 9, 1998
                    (the "Trust Instrument"), the Trust's Certificate of Trust (the "Certificate of Trust") as filed with the Secretary of State of Delaware and the certificate of good standing of the Trust issued by the Secretary of State of Delaware on January 22, 1998;

                         (b) resolutions of the Trustees of the Trust adopted at
                    a meeting on July 15, 1998, authorizing the establishment of the Fund and the issuance of the Shares; and

         (c)      the Pre-Effective Amendment.

                         Our opinion  below is limited to the federal law of the
                    United States of America and the business trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code and the case law interpreting such Chapter as reported in Delaware Code Annotated. We have not undertaken a review of other Delaware law or of any administrative decisions or other court decisions in connection with rendering this opinion.

                         Based  on the  foregoing  and our  examination  of such
                    questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Trust's Prospectus included in the Pre-Effective Amendment and in accordance with the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, and
                    (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable.

                         This opinion is rendered to you in connection  with the
                    Pre-Effective Amendment. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law or fact subsequent to the date hereof or facts of which we have become aware after the date hereof.

                         We hereby  consent to (i) the  reference to our firm as
                    Legal Counsel in the Prospectus included in the Pre-Effective Amendment, and (ii) the filing of this opinion as an exhibit to the Pre-Effective Amendment.

                  Very truly yours,

         First Data Investor Services Group, Inc.



         By:      /s/Julie A. Tedesco
                  Julie A. Tedesco